Exhibit 99.1

TRANSTECH SERVICES PARTNERS INC.
TERMINATES LOI WITH ACTIVE RESPONSE GROUP, INC. AND EXECUTES BINDING LETTER OF INTENT WITH GLOBAL HI-TECH INDUSTRIES LIMITED

NEW YORK, NY – Wednesday, March 25, 2009 – TransTech Services Partners Inc. (OTCBB: TTSP.OB) (“TransTech”) a special purpose acquisition company, today announced that it has terminated its LOI with Active Response Group, Inc. (“ARG”). Further, TransTech announced that it has entered into a binding letter of intent with Global Hi-Tech Industries Ltd. (“GHIL”), pursuant to which TransTech will acquire GHIL, subject to the execution of definitive agreements and the receipt of requisite shareholder approval.

GHIL is an integrated steel manufacturer catering to the high growth infrastructure sector in India. The board of TransTech believes that, given the prevailing market conditions, the acquisition of GHIL is in the best interest of the shareholders to create long-term shareholder value. We believe that GHIL can benefit from cross-border consolidation opportunities and enhance operating efficiency from technology upgradation by integrating IT systems in the areas of plant logistics, energy control and raw material sourcing, among others.

ADDITIONAL INFORMATION
TransTech intends to file with the SEC a preliminary proxy statement in connection with the proposed transaction and the special meeting of TransTech’s stockholders that will be held in connection therewith.  Stockholders of TransTech and other interested persons are advised to read, when available, TransTech’s preliminary proxy statement and definitive proxy statement in connection with the solicitation of proxies for the special meeting because this proxy statement will contain important information.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting at the special meeting.  TransTech stockholders may obtain copies of all documents filed with the Securities and Exchange Commission (“SEC”) regarding the transaction, free of charge, at the SEC’s website (www.sec.gov) or by directing a request to TransTech by mail at 445, Fifth Avenue, Suite 30H, New York, NY 10016, Attention: CFO.   Stockholders and other interested parties may also read TransTech’s latest Form 10-K for the fiscal year ended December 31, 2007, for a description of the security holdings of TransTech’s officers and directors.

Contact Information:
TransTech Services Partners Inc. Attn: CFO 445, Fifth Avenue Suite 30H New York, NY 10016 http://www.transtechservicespartners.com

FORWARD LOOKING STATEMENTS
This communication may contain statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Those statements include statements regarding the intent and belief or current expectations of TransTech, GHIL or their respective management teams.  These statements may be identified by the use of words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “should,” “seek,” and similar expressions.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. There can be no assurance that the transaction will be completed, nor can there by any assurance, if the transaction is completed, that the potential benefits of combining the companies will be realized.  Important factors that could cause actual results to differ materially from TransTech and GHIL’s expectations include, without limitation, the continued ability of GHIL to successfully execute its business plan, demand for the products and services GHIL provides, general economic conditions, geopolitical events and regulatory changes, as well as other relevant risks. TransTech and GHIL undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.